SECURITIES AND EXCHANGE COMMISSION


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report
                (Date of earliest event reported): April 15, 2004
                                                   --------------


                                  BENIHANA INC.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)



            Delaware                   0-26396             65-0538630
           ----------                ------------       ----------------
   (State or other jurisdiction      (Commission        (IRS Employer
    of incorporation)                 File Number)       Identification No.)



                8685 Northwest 53rd Terrace, Miami, Florida    33166
                ------------------------------------------------------
                (Address of Principal Executive Offices)     (ZIP Code)



       Registrant's telephone number, including area code: (305) 593-0770
                                                           --------------

                     Item 12.  Results of Operations and Financial Condition
                               ---------------------------------------------
                     On April 15, 2004, the Registrant issued a press release announcing its fourth quarter sales and comparable sales results for the fiscal quarter ended March 28, 2004. A copy of the press release is included with this Report as Exhibit 99.1.


                     Item 7.   Financial Statements and Exhibits
                               ---------------------------------
                               (c) Exhibit 99.1. Press Release of Benihana Inc. dated April 15, 2004.


                                         SIGNATURES

                               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  BENIHANA INC.



                                  By: /s/ Michael R. Burris
                                  --------------------------------------

                                      Michael R. Burris
                                      Senior Vice President of
                                      Finance and Treasurer

                                                                Exhibit 99.1


                              FOR IMMEDIATE RELEASE


                    Benihana Reports Greater Than Anticipated
                   Fourth Quarter Increase in Comparable Sales

MIAMI, FLORIDA, April 15, 2004 - Benihana Inc. (NASDAQ: BNHNA and BNHN), operator of one of the nation's largest chains of Asian restaurants, today reported an increase of 2.6% in comparable restaurant sales for the fourth fiscal quarter ended March 28, 2004. The Company had previously indicated that it anticipated comparable sales of flat to up 0.5% for the quarter.


           Total fiscal 2004 fourth quarter sales were $50.3 million, a 9.3% increase compared to the corresponding year ago period.

           Benihana said that comparable store sales for the fourth quarter increased at each of its three primary restaurant concepts. Benihana teppanyaki restaurant sales increased 1.2%. Haru's five New York City sushi restaurants registered a 10.0% increase, and RA Sushi, the high energy restaurant chain, was up 10.7%.

           Total restaurant sales for the year ended March 28, 2004 were $201.3 million, an increase of 7.1% from last year.

           The Company attributed the gain in comparable restaurant sales to improved customer counts, including the Texas market, which previously had been adversely impacted by local economic conditions. The Company also affirmed its previous guidance of $0.31 to $0.32 for the quarter.

About Benihana

           Benihana, now in its 40th year and one of the nation's largest chains of Asian restaurants, currently operates 69 restaurants nationwide, including 56 Benihana teppanyaki restaurants, five Haru sushi restaurants, seven RA Sushi Bar Restaurants and one Doraku restaurant. In addition, a total of 23 franchised Benihana teppanyaki restaurants are now open or under development in the U.S. and Latin America.

           Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes in customers' tastes and preferences, acceptance of the Company's concepts in new locations, obtaining qualified personnel, industry cyclicality, fluctuations in customer demand, the seasonal nature of the business, fluctuations of commodities costs, the ability to complete construction of new units in a timely manner, obtaining governmental permits on a reasonably timely basis, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.